                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 29, 2001


                         HORIZON GROUP PROPERTIES, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Maryland                        0-24123                 38-3407933
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)


   77 West Wacker Drive, Suite 4200
           Chicago, Illinois                                        60601
----------------------------------------                          ----------
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (312) 917-8870

                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS.

          On May 29, 2001, Horizon Group Properties, Inc., a Maryland corporation ("Horizon"), held its annual meeting of shareholders. This annual meeting was immediately followed by a meeting (the "Board Meeting") of Horizon's board of directors (the "Board"). At the Board Meeting, pursuant to the terms of the Agreement, dated as of May 4, 2001, by and among Horizon, Howard M. Amster, John C. Loring and Robert Schwartzberg (the "Settlement Agreement") the Board,
(i) increased the size of the Board to six (6) members; (ii) elected Mr. Amster to fill the newly created vacancy to the Board; and (iii) created an executive committee of the Board whose initial members will be Gary J. Skoien, Horizon's Chairman of the Board, Chief Executive Officer and President, and Mr. Amster.

          The Board also adopted amendments to Horizon's Amended and Restated By-laws (the "By-laws") which (a) establish the current size of the board at six
(6) members; (b) allow a special meeting of the shareholders to be called upon the written request of shareholders holding a majority of the votes entitled to be cast at the meeting; and (c) establish the procedure for filling vacancies on the Board. The Board also elected to be subject to two sections of Subtitle 8 of Title 3 of the Maryland General Corporation Law in connection with the amendments to the By-laws.

          A copy of the Second Amended and Restated By-laws of Horizon is filed as Exhibit 3.1 hereto and is incorporated herein by reference. The foregoing description of the amendments made in the Second Amended and Restated By-laws of Horizon does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

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ITEM 7. EXHIBITS.

     (c)  Exhibits.

          Exhibit
          Number    Description
          -------   --------------
          3.1       Second Amended and Restated By-laws of Horizon Group
                    Properties, Inc.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HORIZON GROUP PROPERTIES, INC.


Date: May 31, 2001                      By: /s/ David R. Tinkham
                                            ------------------------------------
                                            Name: David R. Tinkham
                                            Title: Chief Financial Officer and
                                                   Secretary